                                                                EXHIBIT 2.3

                                                                EXECUTION COPY
                                                                --------------


                            AMENDMENT NO. 1 TO THE
                 STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT


         THIS AMENDMENT NO. 1 to the STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997 (the "AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("PARENT"), and each other person and entity listed on the signature pages hereof (each, a "STOCKHOLDER"), is made this 25th day of November, 1997 by and among Parent and each Stockholder.



                          W I T N E S S E T H:
                          - - - - - - - - - -

         WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided in Amendment No. 3 thereto dated of even date herewith; and

         WHEREAS, in connection therewith Parent and each Stockholder desire to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1: AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

         (a) Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

         "SECTION 1.01. GRANT OF OPTIONS. Each Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION") to purchase such Stockholder's Shares at (i) a price per share of Company Common Stock equal to $10.00 (the "COMMON PURCHASE PRICE"), (ii) a price per share of AA Preferred equal to $10.00 ( the "AA PURCHASE PRICE"), and (iii) a price per share of F Preferred equal to $9.00 (the "F PURCHASE PRICE" and, together with the Common Purchase Price and the AA Purchase Price, the "PURCHASE PRICE"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 14th day following termination of the Merger Agreement, or (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof or terminated or terminable pursuant to Section 9.01(h)."

         SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, hereby represents and warrants to Parent that: Such Stockholder has all necessary power and authority (corporate or otherwise) to execute and deliver this Amendment, to perform its obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by such Stockholder and the consummation by such Stockholder of the transactions contemplated by the Agreement as amended hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Amendment has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         (b)  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.
Parent and Merger Sub hereby jointly and severally represent and warrant to each Stockholder that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         SECTION 3. EFFECT ON AGREEMENT. Except as otherwise specifically provided herein, the Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                             SUN HEALTHCARE GROUP, INC.


                             By:  /s/ Robert D. Woltil
                                -------------------------------------------
                                Name:   Robert D. Woltil
                                Title:  Senior Vice President for Financial
                                         Services and Chief Financial Officer



                             STOCKHOLDERS

                             /s/ Chris Brogdon
                             -------------------------------------------
                             Chris Brogdon


                             /s/ Connie Brogdon
                             -------------------------------------------
                             Connie Brogdon


                             /s/ Edward E. Lane
                             -------------------------------------------
                             Edward E. Lane


                             /s/ Darrell C. Tucker
                             -------------------------------------------
                             Darrell C. Tucker



                             WINTER HAVEN HOMES, INC.


                             By: /s/ Edward E. Lane
                                -------------------------------------------
                                Name:  Edward E. Lane
                                Title: President